NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made as of ______________, 2006, by and among Mountains West Exploration, Inc., a New Mexico corporation (“Borrower”) and the lenders (each individually a “Lender,” and collectively the “Lenders”) named on the Schedule of Lenders attached hereto (the “Schedule of Lenders”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, each of the Lenders intends to provide certain Consideration to the Borrower as described for each Lender on the Schedule of Lenders; and

WHEREAS, the parties wish to provide for the sale and issuance of the Notes in return for the provision by the Lenders of the Consideration to the Company on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions.

(a)          “Aggregate Loan Amount” shall have the same meaning as set forth in Section 2.1 below.

(b)          “Consideration” shall mean the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders.

(c)          “Conversion Shares” shall, for purposes of determining the type of Equity Securities issuable upon conversion of the Notes, mean if the Notes are converted to equity pursuant to Section 2.2 below, the Equity Securities issued in the Next Equity Financing.

(d)          “Conversion Price” shall mean with respect to a conversion pursuant to Section 2.2 below, a price per share equal to seventy five percent (75%) of the price paid per share for Equity Securities by the investors in the Next Equity Financing.

(e)          “Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

(f)           “Knowledge” shall mean the actual knowledge of any officer of the Company.

(g)          “Majority Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of Notes.

(h)          “Maturity Date” shall mean, as to each Lender, 180 days following the date of issuance of the Note, provided however, at Borrower’s election, which election shall be deemed automatically given absent delivery of written notice to Lender to the contrary, the Maturity Date shall automatically extend for each Note until the first anniversary date, with such first 180 days being the “Initial Period” and the balance of such year being the “Second Period.”

(i)           “Next Equity Financing” shall mean the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement from which the Company receives gross proceeds of not less than $2,000,000 including the aggregate amount of debt securities converted into Equity Securities upon conversion of the Notes pursuant to Section 2.2 below;

(j)           “Notes” shall mean the one or more unsecured convertible promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit B.

(k)	“Securities” shall have the meaning set forth in Section 6.2 below.

2.	Terms of the Notes.

2.1          Issuance of Notes. In return for the Consideration paid by each Lender, the Borrower shall sell and issue to such Lender one or more unsecured Notes in the aggregate principal amount of up to $500,000 (the aggregate principal amount so sold being the “Aggregate Note Amount”). Each Note shall have a principal balance equal to that portion of the Consideration paid by such Lender for the Note, as set forth in the Schedule of Lenders. Each Note shall be convertible into Conversion Shares pursuant to Section 2.2 below. Borrower in its sole discretion may increase the Aggregate Note Amount by delivery of notice to the existing Lenders of such increased amount, not to exceed an additional $500,000.

2.2          Right to Convert Notes/Next Equity Financing. The principal and unpaid accrued interest of each Note shall automatically be converted into the right to receive from Borrower Conversion Shares upon the closing of the Next Equity Financing. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on a Note to be converted, on the date of conversion, by the Conversion Price (the “Conversion Amount”); provided however, the Borrower in its sole discretion may elect to pay the accrued interest with respect to the Note in cash, in which event the Conversion Amount computation shall be based solely upon the unpaid principal amount of the Note, exclusive of accrued, unpaid interest. At least five (5) days prior to the closing of the Next Equity Financing, the Borrower shall notify the holder of each Note in writing of the terms under which the Equity Securities of the Borrower will be sold in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Next Equity Financing including any registration rights granted thereunder. Upon the conversion of a Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Borrower shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price. The Borrower shall not be required to issue or deliver the Conversion Shares until the Note holder has surrendered the Note to the Borrower.

3.            Closing. The initial closing (the “First Closing”) of the purchase of the Notes in the amounts set forth opposite each Lender’s name on the Schedule of Lenders shall take place at the offices of the Borrower at 12:00 p.m., on the date of counterpart execution of this Agreement by the Initial Lender, or at such other time and place as the Borrower and Lenders purchasing the aggregate principal amount of the Notes to be sold at the First Closing agree upon orally or in writing. Any subsequent closing of the purchase of the Notes (a “Subsequent Closing”) in the amounts set forth opposite each Lender’s name on the Schedule of Lenders shall take place at such locations and at such times as shall be mutually agreed upon orally or in writing by the Borrower and Lenders purchasing the aggregate principal amount of the Notes to be sold at such Subsequent Closing. At each Closing, each Lender shall deliver the Consideration to the Borrower and the Borrower shall deliver to each Lender one or more executed Notes in return for the respective Consideration provided to the Borrower.

Borrower has advised each Lender that in order to expedite issuance of the Notes, Borrower’s funds from the Notes initially will be deposited in a bank account of its Affiliate, Momentum Capital, which will hold said funds in trust for Borrower and apply them solely per Borrower’s direction until a separate account is established for Borrower. All Lender’s consent to this arrangement.

4.            Use of Consideration. Notwithstanding anything to the contrary herein, there shall be no minimum aggregate principal amount of the Notes which must be sold by the Borrower to any one or more Lenders before the Borrower can use the proceeds of respective Consideration provided to the Borrower at the First Closing or any Subsequent Closing of the purchase of any Notes.

5.            Representations and Warranties of the Borrower. In connection with the transactions provided for herein, the Borrower hereby represents and warrants to the Lenders that:

5.1          Organization, Good Standing and Qualification. The Borrower is a corporation, validly existing, and in good standing under the laws of the State of New Mexico and has all requisite corporate power and authority to carry on its business as now conducted. The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

5.2          Authorization. All corporate action has been taken on the part of the Borrower, its shareholders, officers, and directors necessary for the authorization, execution, delivery and (except for the authorization and issuance of any Conversion Shares issuable in connection with Section 2.2 hereof) performance, of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Borrower has taken all corporate action required to make all of the obligations of the Borrower reflected in the provisions of this Agreement and the Notes the valid and enforceable obligations they purport to be.

5.3          Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement or the Notes, nor the issuance and delivery of the Notes, will constitute or result in a default or violation of any law or regulation applicable to the Borrower or any term or provision of the Borrower’s current Articles, Bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

5.4          Valid Issuance. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes will be, when issued in accordance with the terms of this Agreement and the Notes, duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

5.5          No Violation. The Borrower is not in violation of any order of any court, arbitrator or governmental body, material laws, ordinances or governmental rules or regulations (domestic or foreign) to which it is subject, or with respect to any material loan agreement, debt instrument or contract with a supplier or customer of the Borrower or other agreement to which it is a party and has not failed to obtain or apply for any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business.

5.6          No Litigation. There are no suits or proceedings pending or, to the Knowledge of the Borrower, threatened in any court or before any regulatory commission, board or other governmental administrative agency against or affecting the Borrower which if determined adversely to the Borrower could result in a material adverse effect on the Borrower’s business as presently conducted or its ability to perform its obligations hereunder or under the Notes.

5.7          Arms’ Length Transactions. The transactions evidenced by this Agreement and the Notes and the other documents and instruments delivered in connection herewith or therewith (a) are the result of arms’ length negotiations among the parties hereto, (b) are made on commercially reasonable terms and (c) are undertaken by the Borrower without any intent to hinder, delay or defraud any entity to which the Borrower is or may become indebted.

6.            Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Borrower that:

6.1          Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that the execution, delivery and performance of this Agreement has been duly authorized and approved by such Lender.

6.2          Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Borrower that the Notes, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for Lender’s own account, as principal and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

6.3          Disclosure of Information. Each Lender acknowledges that he or it has received all the information, documents and materials he or it considers necessary or appropriate for deciding whether to acquire the Notes. Each Lender confirms that he or it has made such further investigation of the Borrower as was deemed appropriate to evaluate the merits and risks of this investment. Each Lender further represents that he or it has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the offering of the Notes.

6.4          Investment Experience. Each Lender is an investor in securities of companies in the development stage and acknowledges that he or it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes and the Conversion Shares. If other than an individual, each Lender also represents he or it has not been organized solely for the purpose of acquiring the Notes and the Conversion Shares.

6.5          Accredited Investor. Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as presently in effect (the “Securities Act”).

6.6          Restricted Securities. Each Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold except through a valid registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws. Each Lender represents that he or it is familiar with Rule 144 of the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws.

6.7          Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Borrower to be bound by this Section 6 and:

(a)          There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)          (i)          Lender has notified the Borrower of the proposed disposition and has furnished the Borrower with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Borrower, Lender shall have furnished the Borrower with an opinion of counsel, reasonably satisfactory to the Borrower, that such disposition will not require registration of such shares under the Securities Act.

(c)          All transferees agree in writing to be subject to the terms hereof, and any other agreements to which such Securities may be subject, to the same extent as if they were Lenders hereunder.

6.8          Legends. It is understood that the certificates evidencing the Securities, or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, conversion, exercise or similar event, shall bear the legends required by applicable law as well as such agreements to which such Securities may be subject, including, without limitation, legends relating to restrictions on transfer under federal and state securities laws and legends required under applicable state securities laws, as well as the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”

7.	Defaults and Remedies.

7.1          Events of Default. The following events shall be considered Events of Default with respect to each Note:

(a)          The Borrower shall default in the payment of any part of the principal or unpaid accrued interest on any Note for more than thirty (30) days after the Maturity Date or at a date fixed by acceleration or otherwise;

(b)          The Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower, or of all or any substantial part of the properties of the Borrower, or the Borrower or its respective manager, officers or majority members shall take any action looking to the dissolution or liquidation of the Borrower;

(c)          Within sixty (60) days after the commencement of any proceeding against the Borrower seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within sixty (60) days after the appointment without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower, such appointment shall not have been vacated; or

(d)          The Borrower shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement or the Notes within 30 (thirty) days after written notice from the Majority Note Holders to perform or observe the obligation, or any representation or warranty made by the Borrower hereunder or thereunder shall be false in any material respect as of the date made and such representation or warranty is not cured, if susceptible to cure, within 30 (thirty) days after the Borrower’s Knowledge of such failure.

7.2          Remedies. Upon the occurrence of an Event of Default under Section 7.1 hereof, at the option and upon the declaration of the holder of a Note, the entire unpaid principal and accrued and unpaid interest on such Note, and all other amounts owing under this Agreement shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise; provided, however, that if any Event of Default occurs under Sections 7.1(b) or 7.1(c), all unpaid principal and accrued and unpaid interest on such Note, and all other amounts owing under this Agreement, shall automatically become immediately due and payable.

8.	Miscellaneous.

8.1          Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Borrower may not assign its obligations under this Agreement without the written consent of the Majority Note Holders (which shall not be unreasonably withheld), and no Lender may, without the written consent of the Borrower (which shall not be unreasonably withheld), assign all or any portion of a Note to any person or entity. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2          Governing Law. This Agreement and the Notes shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents, made and to be performed entirely within the State of Illinois. Any action to enforce this Agreement or any of the rights or obligations hereunder shall be litigated by bench trial, with all parties hereto waiving their right to trial by jury.

8.3          Counterparts. This Agreement, and any of the other agreements, documents and instruments contemplated hereby, may be executed in two or more counterparts, whether by original, photocopy, facsimile or email pdf, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement, and any of the other Agreements, documents and instruments contemplated hereby, by facsimile transmission shall be effective as delivery of a manually signed counterpart hereof or thereof.

8.4          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 8.5):

If to the Borrower:	Mountains West Exploration, Inc.

3111 N. Seminary, Suite 1N

Chicago, IL 60657

Attention: Lee Wiskowski

If to Lenders:	At the respective addresses shown on the Schedule of Lenders.

8.6          Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Lender agrees to indemnify and to hold harmless the Borrower from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible. The Borrower agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Borrower or any of its officers, employees or representatives is responsible.

8.7          Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Borrower shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8.8          Entire Agreement; Amendments and Waivers. This Agreement and the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Borrower’s agreements with each of the Lenders are separate agreements, and the sales of the Notes to each of the Lenders are separate sales. Nonetheless, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and the Majority Note Holders. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.

8.9          Effect of Amendment or Waiver. Each Lender acknowledges that by the operation of Section 8.8 hereof, the Majority Note Holders will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note issued to such Lender.

8.10       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11       Purchase Agreement. Each Lender understands and agrees that the conversion of the Notes into Conversion Shares may require such Lender’s execution of certain agreements in the form agreed to by investors in the Next Equity Financing relating to the purchase and sale of such securities as well as registration, co sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.

8.12       Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Borrower and its manager and officers in their capacities as such, in making its investment or decision to invest in the Borrower. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MOUNTAINS WEST EXPLORATION, INC.

By:
Name:
Title:

LENDERS:
[Print Name]

Amount: $

Address:

SCHEDULE OF LENDERS

Lender	Total Consideration	Principal Balance of Promissory Note

Lenders’ Addresses:

EXHIBIT B

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

CONVERTIBLE PROMISSORY NOTE

$	__________, 2006

FOR VALUE RECEIVED, MOUNTAINS WEST EXPLORATION, INC., a New Mexico corporation (the “Borrower”), hereby promises to pay to the order of [_________________(the “Lender”), the principal sum of __________________ ($__________), together with interest thereon from the date of this Convertible Promissory Note (the “Note”). Simple interest shall accrue on the principal balance of this Note at 7% per annum during the Initial Period and 12% per annum thereafter. Unless earlier converted into Conversion Shares pursuant to Section 2.2 of that certain Note Purchase Agreement among the Borrower, Lender and certain other investors (the “Purchase Agreement”), the principal and accrued interest shall be due and payable by the Borrower on the Maturity Date.

This Note is one of the Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1.            Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment of principal, together with accrued interest, shall not be made during the Initial Period unless consented to by the Lender; following the Initial Period, prepayment may be made by the Borrower; provided however, prepayment in all events must be made in whole and not in part. The Borrower shall be entitled to effect any conversion as set forth in Section 2 below at any time without the consent of Lender. In connection with the delivery, acceptance, performance or enforcement of this Note, the Borrower hereby waives demand, notice, presentment, protest, notice of dishonor and other notice of any kind, and asserts to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The Borrower agrees to pay all amounts under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived.

B-1

2.            Conversion of the Notes. This Note shall be convertible into Conversion Shares in accordance with the terms of Section 2.2 of the Purchase Agreement. As promptly as practicable after the conversion of this Note, the Borrower at its expense shall issue and deliver to the holder of this Note, upon surrender of this Note, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion.

4.            Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

5.            Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Borrower may not assign its obligations under this Note without the written consent of the Majority Note Holders and the Lender may not, without the written consent of the Borrower (which shall not be unreasonably withheld), assign all or any portion of this Note to any person or entity. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Borrower and reissuance of a new note to the transferee, who agrees in writing in form satisfactory to Lender to be bound by the terms of the Purchase Agreement. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Borrower and any other Lenders.

6.            Officers and Directors not Liable. In no event shall any officer or director of the Borrower be liable for any amounts due and payable pursuant to this Note.

7.            Expenses. The Borrower and hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. The Borrower agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

8.            Governing Law. This Note shall be governed by and construed under the laws of the State of Illinois as applied to other instruments made by Illinois residents to be performed entirely within the State of Illinois. Any dispute with respect to this Note shall be litigated in the state or federal courts situated in Cook County, Illinois.

9.            Approval. The Borrower hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Borrower’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Borrower after reasonable inquiry concerning the Borrower’s financing objectives and financial situation. In addition, the Borrower hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

B-2

IN WITNESS WHEREOF, the Borrower has executed this Note on the day and year first above written.

MOUNTAINS WEST EXPLORATION, INC.

By:
Name:
Title:

B-3